Exhibit 99.1
press release
Paylocity Announces First Quarter Fiscal Year 2023 Financial Results
•Q1 2023 Recurring & Other Revenue of $245.4 million, up 36% year-over-year
•Q1 2023 Total Revenue of $253.3 million, up 39% year-over-year
SCHAUMBURG, IL. – November 3, 2022 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the first quarter of fiscal year 2023, which ended September 30, 2022.

"Our strong sales momentum continued into the first quarter of fiscal 2023, with recurring and other revenue growth of 36% and total revenue growth of 39%, as our differentiated value proposition of providing the most modern software in the industry continues to resonate in the marketplace. In September we held our annual Elevate Client Conference, where we hosted a record 4,000 clients, prospects, and partners to more than 100 virtual and in-person sessions over the course of two days. The prevailing topic throughout the Conference was the notion of leveraging software to enhance culture and connect employees more efficiently across an organization. At Elevate we also highlighted several new product enhancements across our suite, including a new centralized video hub to review, edit and share content, several additional communication features in Community, and our My Insights feature, which allows clients to customize their dashboards. Each of these product enhancements are specifically focused on driving a more modern Connected HR experience at both the employee and company level,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.
First Quarter Fiscal 2023 Financial Highlights
Revenue:
•Total revenue was $253.3 million, an increase of 39% from the first quarter of fiscal year 2022.
•Recurring & other revenue was $245.4 million, an increase of 36% from the first quarter of fiscal year 2022.
Operating Income:
•GAAP operating income was $7.1 million and Non-GAAP operating income was $55.1 million in the first quarter of fiscal year 2023.
Net Income:
•GAAP net income was $30.4 million or $0.54 per share in the first quarter of fiscal year 2023 based on 56.7 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $66.6 million in the first quarter of fiscal year 2023.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $65.5 million as of the first quarter of fiscal year 2023.
•Cash flow from operations for the first quarter of fiscal year 2023 was $16.4 million.
•As of September 30, 2022, Paylocity had no long-term debt and had not drawn on its credit facility. In August 2022, Paylocity increased its liquidity through expansion of the existing credit facility to $550 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Business Outlook
Based on information available as of November 3, 2022, Paylocity is issuing guidance for the second quarter and full fiscal year 2023 as indicated below.
Second Quarter 2023:
•Total revenue is expected to be in the range of $257.0 million to $261.0 million, which represents approximately 32% growth over fiscal 2022 second quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $63.5 million to $66.5 million.
Fiscal Year 2023:
•Total revenue is expected to be in the range of $1.122 billion to $1.127 billion, which represents approximately 32% growth over fiscal year 2022 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $336.0 million to $340.0 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.
Conference Call Details
Paylocity will host a conference call to discuss its first quarter fiscal year 2023 results at 4:30 p.m. Central Time today (5:30 p.m. Eastern Time). A live audio webcast of the conference call along with detailed financial information can be accessed through https://investors.paylocity.com/events-and-presentations where dial in details will be provided. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of certain acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the general economic conditions in regions in which Paylocity does business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and the global economy, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; the continuing impact of COVID-19 on Paylocity’s employees and clients; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 5, 2022. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2022	September 30, 2022
Assets
Current assets:
Cash and cash equivalents	$139,756	$65,484
Accounts receivable, net	15,754	21,519
Deferred contract costs	59,501	64,058
Prepaid expenses and other	28,896	29,122
Total current assets before funds held for clients	243,907	180,183
Funds held for clients	3,987,776	2,299,437
Total current assets	4,231,683	2,479,620
Capitalized internal-use software, net	61,985	66,693
Property and equipment, net	62,839	60,943
Operating lease right-of-use assets	49,210	47,614
Intangible assets, net	45,475	42,704
Goodwill	101,949	102,054
Long-term deferred contract costs	229,067	244,554
Long‑term prepaid expenses and other	7,746	7,624
Deferred income tax assets	19,060	43,303
Total assets	$4,809,014	$3,095,109

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,374	$6,235
Accrued expenses	124,384	105,907
Total current liabilities before client fund obligations	132,758	112,142
Client fund obligations	3,987,776	2,299,437
Total current liabilities	4,120,534	2,411,579
Long-term operating lease liabilities	69,119	67,040
Other long-term liabilities	3,681	3,427
Deferred income tax liabilities	2,217	2,217
Total liabilities	$4,195,551	$2,484,263
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2022 and September 30, 2022	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2022 and September 30, 2022; 55,190 shares issued and outstanding at June 30, 2022 and 55,664 shares issued and outstanding at September 30, 2022	55	56
Additional paid-in capital	289,843	259,245
Retained earnings	325,868	356,220
Accumulated other comprehensive loss	(2,303)	(4,675)
Total stockholders' equity	$613,463	$610,846
Total liabilities and stockholders’ equity	$4,809,014	$3,095,109

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended September 30,
	2021	2022
Revenues:
Recurring and other revenue	$180,824	$245,406
Interest income on funds held for clients	873	7,874
Total revenues	181,697	253,280
Cost of revenues	63,249	84,543
Gross profit	118,448	168,737
Operating expenses:
Sales and marketing	49,885	71,063
Research and development	23,076	40,093
General and administrative	35,235	50,492
Total operating expenses	108,196	161,648
Operating income	10,252	7,089
Other expense	(117)	(163)
Income before income taxes	10,135	6,926
Income tax benefit	(20,797)	(23,426)
Net income	$30,932	$30,352
Other comprehensive loss, net of tax	(75)	(2,372)
Comprehensive income	$30,857	$27,980

Net income per share:
Basic	$0.56	$0.55
Diluted	$0.55	$0.54

Weighted-average shares used in computing net income per share:
Basic	54,810	55,453
Diluted	56,506	56,664
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three months ended September 30, are included in the above line items:

	Three Months Ended September 30,
	2021	2022
Cost of revenues	$3,527	$5,045
Sales and marketing	6,020	10,500
Research and development	4,774	10,234
General and administrative	9,435	19,199
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$23,756	$44,978

PAYLOCITY HOLDING CORPORATION
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended September 30,
	2021	2022
Cash flows from operating activities:
Net income	$30,932	$30,352
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Stock-based compensation expense	19,559	39,813
Depreciation and amortization expense	11,322	14,267
Deferred income tax benefit	(20,827)	(23,415)
Provision for credit losses	38	266
Net accretion of discounts and amortization of premiums on available-for-sale securities	90	(842)
Amortization of debt issuance costs	44	94
Other	27	125
Changes in operating assets and liabilities:
Accounts receivable	(173)	(6,020)
Deferred contract costs	(11,114)	(19,328)
Prepaid expenses and other	(9,807)	614
Accounts payable	1,567	(1,805)
Accrued expenses and other	(25,790)	(17,734)
Net cash provided by (used in) operating activities	(4,132)	16,387
Cash flows from investing activities:
Purchases of available-for-sale securities	(135,849)	(118,926)
Proceeds from sales and maturities of available-for-sale securities	9,648	42,850
Capitalized internal-use software costs	(9,159)	(9,953)
Purchases of property and equipment	(3,220)	(3,447)
Acquisitions of businesses, net of cash acquired	(59,581)	—
Net cash used in investing activities	(198,161)	(89,476)
Cash flows from financing activities:
Net change in client fund obligations	1,425,782	(1,688,339)
Taxes paid related to net share settlement of equity awards	(60,809)	(74,071)
Payment of debt issuance costs	(9)	(855)
Net cash provided by (used in) financing activities	1,364,964	(1,763,265)
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	1,162,671	(1,836,354)
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of period	1,945,881	3,793,453
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of period	$3,108,552	$1,957,099
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment, accrued but not paid	$3,079	$—
Liabilities assumed for acquisitions	$2,165	$117
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$63	$62
Cash paid for income taxes	$13	$19
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$66,431	$65,484
Funds held for clients' cash and cash equivalents	3,042,121	1,891,615
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$3,108,552	$1,957,099

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended September 30,
	2021	2022
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$118,448	$168,737
Amortization of capitalized internal-use software costs	6,128	7,042
Amortization of certain acquired intangibles	—	1,854
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,527	5,045
Other items (1)	12	19
Adjusted gross profit	$128,115	$182,697

	Three Months Ended September 30,
	2021	2022
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$10,252	$7,089
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	23,756	44,978
Amortization of acquired intangibles	1,352	2,771
Other items (2)	803	265
Non-GAAP Operating income	$36,163	$55,103

	Three Months Ended September 30,
	2021	2022
Reconciliation from Net income to Non-GAAP Net income:
Net income	$30,932	$30,352
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	23,756	44,978
Amortization of acquired intangibles	1,352	2,771
Other items (2)	803	265
Income tax effect on adjustments (3)	(23,688)	(22,935)
Non-GAAP Net income	$33,155	$55,431

	Three Months Ended September 30,
	2021	2022
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$33,155	$55,431
Diluted weighted-average number of common shares	56,506	56,664
Non-GAAP Net income per share	$0.59	$0.98

	Three Months Ended September 30,
	2021	2022
Reconciliation from Net income to Adjusted EBITDA:
Net income	$30,932	$30,352
Interest expense	108	187
Income tax benefit	(20,797)	(23,426)
Depreciation and amortization expense	11,322	14,267
EBITDA	21,565	21,380
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	23,756	44,978
Other items (2)	803	265
Adjusted EBITDA	$46,124	$66,623

	Three Months Ended September 30,
	2021	2022
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$49,885	$71,063
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	6,020	10,500
Other items (1)	26	22
Non-GAAP sales and marketing	$43,839	$60,541

	Three Months Ended September 30,
	2021	2022
Reconciliation of Non-GAAP total research and development:
Research and development	$23,076	$40,093
Capitalized internal-use software costs	9,159	9,953
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,774	10,234
Other items (1)	143	218
Non-GAAP total research and development	$27,318	$39,594

	Three Months Ended September 30,
	2021	2022
Reconciliation of Non-GAAP general and administrative:
General and administrative	$35,235	$50,492
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	9,435	19,199
Amortization of certain acquired intangibles	1,352	917
Other items (2)	622	6
Non-GAAP general and administrative	$23,826	$30,370
(1) Represents certain nonrecurring acquisition-related costs.
(2) Represents nonrecurring costs including acquisition and other transaction-related costs.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other transaction-related costs.